Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: BONANZA CREEK ENERGY, INC., et al., Debtors.[1]	) ) ) ) ) ) ) )	Chapter 11 Case No. 17-10015 (KJC) Jointly Administered D.I. 20, 21, 192, 235 & 435

ORDER (I) APPROVING (A) THE DEBTORS’ DISCLOSURE STATEMENT PURSUANT TO SECTIONS 1125 AND 1126(b) OF THE BANKRUPTCY
CODE, (B) SOLICITATION OF VOTES AND VOTING PROCEDURES
AND (C) FORMS OF BALLOTS AND OPT OUT NOTICES AND
(II) CONFIRMING DEBTORS’ SECOND AMENDED JOINT PREPACKAGED
PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The Debtors’ Third Amended Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated April 6, 2017 (as supplemented by the Plan Supplement (as defined below), and as otherwise amended, supplemented or modified in accordance with the terms of thereof and this Confirmation Order, the “Prepackaged Plan”)2 (attached hereto as Appendix A), having been filed with this Court (the “Court”) on March 30, 2017 [D.I. 435-1] by Bonanza Creek Energy, Inc. (“BCEI”) and its subsidiaries that are debtors and debtors in possession in these proceedings (collectively, the “Debtors”); and the Debtors’ Disclosure Statement for Debtors’ Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 23, 2016 and filed with the Court on

1 The Debtors and debtors in possession in these cases and the last four digits of their respective Employer Identification Numbers are: Bonanza Creek Energy, Inc. (0631), Bonanza Creek Energy Operating Company, LLC (0537), Bonanza Creek Energy Resources, LLC (6378), Holmes Eastern Company, LLC (5456), Rocky Mountain Infrastructure, LLC (6659), Bonanza Creek Energy Upstream LLC (6378) and Bonanza Creek Energy Midstream, LLC (6378). The Debtors’ mailing address is 410 17th Street, Suite 1400, Denver, Colorado 80202.

2 Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to such terms in the Prepackaged Plan.

January 4, 2017 [D.I. 21] (the “Disclosure Statement”) (as supplemented by the Supplement to Disclosure Statement for Debtors’ Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code filed with the Court on January 26, 2017 [D.I. 192-1] (the “Disclosure Statement”); and appropriate ballots for voting on the Prepackaged Plan (the “Ballots”) and the Notice of (A) Non-Voting Status With Respect to the Debtors’ Plan and (B) Election to Opt Out of Voluntary Release of Claims by Holders of Existing Equity Interests (the “Equity Release Consent Notice”), in the forms attached as Exhibits B and C to the Motion of Debtors for an Order (i) Scheduling a Combined Hearing to Consider (a) Approval of Disclosure Statement and (b) Confirmation of Prepackaged Plan, (ii) Establishing Objection Deadline to Object to Disclosure Statement and Prepackaged Plan, (iii) Approving Form and Manner of Notice of Combined Hearing, Objection Deadline and Notice of Commencement, (iv) Approving Procedures for Holders of Existing Equity Interests to Opt Out of Releases, (v) Approving Solicitation Procedures and Forms of Ballots, (vi) Conditionally Waiving Requirement of Filing Statement of Financial Affairs and Schedules of Assets and Liabilities and (vii) Conditionally Waiving Requirement to Convene Section 341 Meeting of Creditors (the “Combined Hearing Motion”) having been filed with the Court on January 4, 2017 [D.I. 14] by the Debtors; and the Court having entered, after due notice and a hearing, pursuant to sections 105, 341, 363, 521, 1126 and 1128 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 1007, 3017, 6003 and 6004 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Local Rules 1001-1(c), 1007-1 and 1007-2 of the Local Rules of Bankruptcy Practice and Procedure of the United States Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), an order dated January 26, 2017 (as amended by the Revised Scheduling Order entered by the Court on February 14, 2017 [D.I. 273], the Second

Revised Scheduling Order entered by the Court on February 27, 2017 [D.I. 298] and the Third Revised Scheduling Order entered by the Court on March 17, 2017 [D.I. 393], the “Scheduling Order”) (i) scheduling a hearing to consider approval of the Disclosure Statement (the “Disclosure Statement Hearing”) and confirmation of the Prepackaged Plan (the “Confirmation Hearing” and together with the Disclosure Statement Hearing, the “Combined Hearing”), (ii) establishing an objection deadline to object to the Disclosure Statement and the Prepackaged Plan, (iii) approving the form and manner of notice of the Combined Hearing (such notice, the “Combined Hearing Notice”), the objection deadline and the notice of commencement, (iv) approving procedures for holders of existing equity interests to opt out of the releases, (v) approving the solicitation procedures and forms of Ballots, (vi) conditionally waiving the requirement of filing statements of financial affairs and schedules of assets and liabilities and (vii) conditionally waiving the requirement to convene a section 341 meeting of creditors, which, among other things, scheduled the Combined Hearing; and the Combined Hearing Notice having been served on all holders of Claims against and Interests in the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the Scheduling Order, as established by the affidavits of service, mailing and/or publication filed with the Court, including the Affidavit of Service of Solicitation Materials filed on January 6, 2017 [D.I. 94] (the “Solicitation Affidavit”), the Affidavit of Service filed on January 11, 2017 [D.I. 123] (the “Combined Hearing Motion Affidavit”), the Supplemental Affidavit of Service filed on January 24, 2017 [D.I. 157] (the “Supplemental Solicitation Affidavit”), the Supplemental Affidavit of Service filed on February 2, 2017 [D.I. 223] (the “Second Supplemental Solicitation Affidavit”), the Affidavit of Publication filed on February 21, 2017 [D.I. 290] (the “Publication Affidavit”), the Affidavit

of Service filed on January 31, 2017 [D.I. 215] (the “Combined Hearing Affidavit”), the Affidavit of Service filed on February 3, 2017 [D.I. 230] (the “Combined Hearing and Disclosure Statement Affidavit”), the Supplemental Affidavit of Service filed on February 10, 2017 [D.I. 263] (the “Supplemental Combined Hearing Affidavit”), the Affidavit of Service filed on February 16, 2017 [D.I. 280] (the “Revised Scheduling Order Affidavit”), the Supplemental Affidavit of Service filed on February 16, 2017 [D.I. 281] (the “Second Supplemental Combined Hearing Affidavit”), the Supplemental Affidavit of Service filed on February 16, 2017 [D.I. 282] (the “Third Supplemental Combined Hearing Affidavit”), the Supplemental Affidavit of Service filed on February 20, 2017 [D.I. 287] (the “Fourth Supplemental Combined Hearing Affidavit”), the Affidavit of Service filed on March 1, 2017 [D.I. 307] (the “Second Revised Scheduling Order Affidavit”), the Supplemental Affidavit of Service filed on March 2, 2017 [D.I. 309] (the “Fifth Supplemental Combined Hearing Affidavit”) (the foregoing affidavits of service and publication, the “Notice Affidavits”); and the Debtors having provided a copy of the Disclosure Statement and appropriate Ballots to all holders of Claims in Classes 1C-7C (RBL Credit Facility Secured Claims), Class 1D (General Unsecured Claims against Bonanza Creek), Class 2D (General Unsecured Claims against Bonanza Creek Operating) and Classes 3D-7D (General Unsecured Claims against Debtors other than Bonanza Creek and Bonanza Creek Operating) (collectively, the “Voting Classes”); and the Debtors having provided a copy of the Equity Release Consent Notice to all holders of Existing Equity Interests; and the various schedules to the Prepackaged Plan and the Plan Supplement having been filed and served as required by the Prepackaged Plan; and the Court having entered the Order (I) Approving the Rights Offering Procedures and Related Forms, (II) Authorizing the Debtors to Conduct the Rights Offering in Connection with the Debtors’ Joint Prepackaged Plan of Reorganization, and (III) Granting Related Relief on April 7, 2017 (the “Rights Offering Approval Order”) authorizing the Debtors to conduct a rights offering (the “Rights Offering”) in accordance with the procedures approved by the Rights Offering Approval Order (the “Rights Offering Procedures”); and the Court having entered the Order (I) Authorizing the Debtors to Assume the Backstop Commitment Agreement and Pay the Backstop Obligations and (II) Granting Related Relief on April 7, 2017 authorizing the Debtors to assume that certain Backstop Commitment Agreement, dated December 23, 2016 (the “Backstop Agreement”) and to pay the premium provided for therein (the “Backstop Commitment Premium”); and the Combined Hearing having been held before the Court on April 3, 4 and 7, 2017 after due notice to holders of Claims and Interests and other parties in interest in accordance with the Scheduling Order, the Bankruptcy Code and the Bankruptcy Rules; and upon all of the proceedings had before the Court and after full consideration of: (i) each of the objections to confirmation of the Prepackaged Plan (the “Objections”); (ii) the Debtors’ Memorandum of Law in Support of Confirmation of the Debtors’ Second Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and Omnibus Reply to Objections to Confirmation filed by the Debtors, dated March 30, 2017 (the “Confirmation Brief”); (iii) the Joint Pretrial Memorandum Relating to Confirmation of the Debtors’ First Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated March 29, 2017 [D.I. 423]; (iv) the declarations filed in connection with confirmation of the Prepackaged Plan, including (a) the Declaration of Scott Fenoglio in Support of Confirmation of the Debtors’ Second Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated March 30, 2017 [D.I. 437] (the “Fenoglio Declaration”), (b) the Supplemental Declaration of Kevin M. Cofsky in Support of Confirmation of the Debtors’ Second Amended

Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated March 30, 2017 [D.I. 438] (the “Cofsky Declaration”) and (c) the Declaration of James Daloia of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Debtors’ Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [D.I. 436] (the “Vote Certification” and, together with the Fenoglio Declaration and the Cofsky Declaration, the “Declarations”) and the testimony contained therein and (v) all other evidence proffered or adduced during, pleadings filed in connection with and arguments of counsel made at the Combined Hearing; and after due deliberation and sufficient cause appearing therefor,

IT HEREBY IS DETERMINED, FOUND, ADJUDGED, DECREED AND ORDERED THAT:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

1.       Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

2.       Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)). The Court has jurisdiction over the Chapter 11 Cases pursuant to sections 157 and 1334 of title 28 of the United States Code, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware dated February 29, 2012. Venue is proper pursuant to sections 1408 and 1409 of title 28 of the United States Code. Approval of the Disclosure Statement and confirmation of the Prepackaged Plan are core proceedings pursuant to section 157(b)(2) of title 28 of the United States Code, and this Court has jurisdiction to determine whether the Prepackaged Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. The Debtors are proper plan proponents under section 1121(a) of the Bankruptcy Code.

3.       Commencement and Joint Administration of the Chapter 11 Cases. On the Petition Date, each Debtor filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtors have continued in possession of their property and have continued to operate and manage their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code. The Debtors’ cases are being jointly administered pursuant to Bankruptcy Rule 1015(b) and the Order Directing Joint Administration of Chapter 11 Cases entered by this Court on January 13, 2016 in each of the Debtors’ cases.

4.       Appointment and Disbandment of Statutory Committee. On January 17, 2017, the United States Trustee for the District of Delaware (the “U.S. Trustee”) filed the Notice of Appointment of Committee of Unsecured Creditors [D.I. 130], pursuant to section 1102(a) and (b) of the Bankruptcy Code, appointed three unsecured creditors to an official committee of unsecured creditors (the “Creditors’ Committee”) to represent the interests of all unsecured creditors in these Chapter 11 Cases. On January 31, 2017, following the submission of resignation of two of the three members appointed to the Creditors’ Committee, the U.S. Trustee filed the Notice of Disbandment of the Official Committee of Unsecured Creditors [D.I. 213] disbanding the Creditors’ Committee.

5.       Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed and orders entered thereon. The Court also takes judicial notice of all evidence proffered or adduced and all arguments made at the hearings held before the Court during the pendency of the Chapter 11 Cases.

6.       Burden of Proof. The Debtors, as the Prepackaged Plan proponents, have the burden of proving the elements of section 1129 of the Bankruptcy Code by a preponderance of the evidence, and they have met that burden as further found and determined herein.

7.       Adequacy of Disclosure Statement. The Disclosure Statement (a) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy law, including the Securities Act of 1933, as amended (the “Securities Act”), (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Prepackaged Plan and the transactions set forth therein and (c) is approved in all respects. The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b).

8.       Voting. Votes on the Prepackaged Plan were solicited after disclosure of “adequate information” as defined in section 1125 of the Bankruptcy Code. As evidenced by the Vote Certification, votes to accept the Prepackaged Plan have been solicited and tabulated fairly, in good faith and in a manner consistent with the Scheduling Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and applicable non-bankruptcy law.

9.       Solicitation. Prior to the Petition Date, solicitation packages (the “Solicitation Packages”), each containing (i) a cover letter describing the contents of the Solicitation Package and instructions for obtaining additional copies of any materials contained in the Solicitation Package at no charge, (ii) the Disclosure Statement (with the Prepackaged Plan and other exhibits annexed thereto) and (iii) a Ballot, together with a pre-addressed business reply envelope, and, subsequent to the Petition Date, notice of the Combined Hearing and the Disclosure Statement Supplement, were transmitted and served to members of the Voting Classes in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, the Scheduling Order and applicable non-bankruptcy law. The forms of the Ballots adequately addressed the particular needs of the Chapter 11 Cases and were appropriate for holders of Claims in the Voting Classes. The continued postpetition solicitation of such Voting Classes was proper and in compliance with section 1125(g) of the Bankruptcy Code. The period during which the Debtors solicited acceptances of the Prepackaged Plan (as extended pursuant to the Scheduling Order) was a reasonable period of time for members of the Voting Classes to make an informed decision to accept or reject the Prepackaged Plan. The Debtors were not required to solicit votes from the holders of Claims or Interests in Classes 1A-7A (Other Priority Claims), 1B-7B (Other Secured Claims), 1E-7E (Unsecured Trade Claims) and 2G-7G (Interests in Subsidiary Debtors) (together, the “Unimpaired Classes”) as each member of the Unimpaired Classes is Unimpaired under the Prepackaged Plan. The Debtors also were not required to solicit votes from the holders of Claims in Classes 1F-7F (Section 510(b) Claims) and Class 1G (Existing Equity Interests) (together, the “Deemed to Reject Classes”), as each member of the Deemed to Reject Classes is deemed to reject the Prepackaged Plan. Although the Debtors were not required to solicit votes from holders of Existing Equity Interests, who were substantially out of the money and deemed to reject the Prepackaged Plan, the Debtors served such holders with the Equity Consent Release Notices and the Combined Hearing Notice, each of which referenced the Prepackaged Plan and Disclosure Statement. As described in and as evidenced by the Vote Certification and the Notice Affidavits, the transmittal and service of the Prepackaged Plan, the

Disclosure Statement, the Supplemental Disclosure Statement, the Ballots, and the notice of the Combined Hearing, and the publication of such notice of the Combined Hearing (all of the foregoing, the “Solicitation”) was timely, adequate, and sufficient under the circumstances. The Solicitation of votes on the Prepackaged Plan was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations. No other or further notice is required. As set forth in the Voting Affidavit, the Solicitation Packages were distributed to members of the Voting Classes who held Claims as of December 20, 2016 (the date specified in such documents for the purpose of voting) (the “Voting Record Date”). The establishment and notice of the Voting Record Date were reasonable and sufficient. The Released Parties are entitled to the protection of section 1125(e) of the Bankruptcy Code.

10.       Equity Release Consent Notice. The Equity Release Consent Notice that the Debtors used to provide holders of Existing Equity Interests with the opportunity to opt out of the releases set forth in Section 11.8 of the Prepackaged Plan and to obtain the consent of those holders that did not opt out (a) adequately addressed the particular needs of the Chapter 11 Cases and (b) appropriately afforded the holders of Existing Equity Interests the opportunity to opt out of such releases. No further notice or opportunity is or was required.

11.       Equity Release Consent Procedures. As described in the Solicitation Affidavit, the distribution of the Equity Release Consent Notice and recording of holders’ elections to opt out of the Releases (as defined below) complied with (a) the procedures set forth in the Combined Hearing Motion and approved in the Scheduling Order (the “Equity Release Consent Procedures”) and (b) the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local

Rules and any other applicable rules, laws and regulations, including the registration requirements under the Securities Act, and was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases.

12.       As described in the Solicitation Affidavit and the Declarations, prior to the Petition Date, the Equity Release Consent Notice was transmitted to all holders of Existing Equity Interests in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, any applicable nonbankruptcy law and applicable case law in this Circuit. Transmission of the Equity Release Consent Notice was timely, adequate and sufficient. No further notice is or was required.

13.       As set forth in the Voting Certification, the Equity Release Consent Notice was distributed to all holders that held Existing Equity Interests as of the Voting Record Date. As set forth in the Scheduling Order, the deadline for holders of Existing Equity Interests to opt out of the releases granted under the Prepackaged Plan was February 8, 2017. The period the Debtors provided for holders of Existing Equity Interests to opt out of the releases was a reasonable and sufficient period of time for such holders to make an informed decision to consent to or opt out of the releases, and the information provided to holders of Existing Equity Interests was reasonable and sufficient.

14.       Notice; Transmittal and Mailing of Materials.

(a)       Due, adequate and sufficient notice of the Disclosure Statement, the Prepackaged Plan and the Combined Hearing, along with adequate notice of the respective deadlines for voting on and filing objections to the Prepackaged Plan, has been given to all known holders of Claims and Interests substantially in accordance with the

Bankruptcy Code, the Bankruptcy Rules and the Local Rules and no other or further notice is or shall be required;

(b)       All procedures used to distribute the Solicitation Packages to members of the Voting Classes were fair and were conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws and regulations;

(c)       The Debtors have transmitted to holders of Existing Equity Interests the Equity Release Consent Notices. All procedures used to distribute the Equity Release Consent Notices to the holders of Existing Equity Interests were fair and were conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws and regulations;

(d)       The Debtors have served all parties in interest with, at a minimum, the Combined Hearing Notice;

(e)       Adequate and sufficient notice of the Combined Hearing and all other dates described in the Scheduling Order and the Prepackaged Plan have been given in accordance with the Bankruptcy Rules and the Scheduling Order, and no other or further notice is or shall be required; and

(f)       The filing with the Court and service of the version of the Prepackaged Plan attached as Appendix A to the Disclosure Statement, the filing of the Prepackaged Plan on January 4, 2017, the filing of the First Amended Prepackaged Plan on February 3, 2017, the filing of the Second Amended Prepackaged Plan on March 30, 2017, the filing of the Third Amended Prepackaged Plan on April 6, 2017 and the disclosure of any further modifications to the Prepackaged Plan on the record at the

Combined Hearing constitute due and sufficient notice of the Prepackaged Plan and all modifications thereto.

15.       Plan Supplement and Schedules. On February 3, 2017, the Debtors filed a supplement to the Prepackaged Plan (the “Plan Supplement”), as described in Section 15.4 of the Prepackaged Plan [D.I. 236]. In addition, the Debtors filed Schedules 9.2(a) and 9.2(b) on March 3, 2017 [D.I. 316]. The Plan Supplement and all such schedules to the Prepackaged Plan comply with the terms of the Prepackaged Plan, and the filing and notice of such documents was good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the Scheduling Order, and no other or further notice is or shall be required. Subject to paragraph 132 hereof, all documents included in the Plan Supplement are integral to, part of, and are incorporated by reference into, the Prepackaged Plan. Subject to the terms of the Prepackaged Plan, the Debtors’ right to alter, amend, update or modify the Plan Supplement, as well as the documents set forth therein, before the Effective Date is reserved.

16.       Rights Offering. The continued implementation of the Rights Offering, conducted in accordance with the Rights Offering Procedures, is a valid exercise of the Debtors’ business judgment and is authorized under sections 363(b) and 105(a) of the Bankruptcy Code.

17.       Prepackaged Plan Modifications (11 U.S.C. § 1127). Subsequent to solicitation, the Debtors made certain non-material modifications to the Prepackaged Plan (collectively, the “Plan Modifications”). Prior notice regarding the substance of the Plan Modifications, coupled with the filing with the Court of the Prepackaged Plan as modified by the Plan Modifications and the disclosure of the Plan Modifications on the record at the Combined Hearing, constitute due and sufficient notice thereof.

18.       Deemed Acceptance of Plan as Modified. All Plan Modifications are consistent with all of the provisions of the Bankruptcy Code, including, without limitation, sections 1122, 1123, 1125 and 1127 and Bankruptcy Rule 3019, and all holders of Claims who voted to accept the Prepackaged Plan and who are conclusively presumed to have accepted the Prepackaged Plan are deemed to have accepted the Prepackaged Plan as modified by the Plan Modifications. No holder of a Claim shall be permitted to change its vote as a consequence of the Plan Modifications.

19.       Bankruptcy Rule 3016(a). The Prepackaged Plan reflects the date it was filed with the Court and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

20.       Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Prepackaged Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(a)       Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). In addition to Administrative Expense Claims and Priority Tax Claims that need not be classified, the Prepackaged Plan classifies 49 Classes of Claims and Interests. The Claims and Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Prepackaged Plan, the classifications were not done for any improper purpose and such Classes do not unfairly discriminate between or among holders of Claims or Interests. The Prepackaged Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b)       Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Section 3.1 of the Prepackaged Plan specifies that Classes 1A-7A (Other Priority Claims), Classes 1B-7B (Other Secured Claims), Classes 1E-7E (Unsecured Trade Claims) and Classes 2G-7G (Interests in Subsidiary Debtors) are Unimpaired by the Prepackaged Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c)       Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Section 3.1 of the Prepackaged Plan designates Classes 1C-7C (RBL Credit Facility Secured Claims), Class 1D (General Unsecured Claims against Bonanza Creek), Class 2D (General Unsecured Claims against Bonanza Creek Operating), Classes 3D-7D (General Unsecured Claims against Debtors other than Bonanza Creek and Bonanza Creek Operating), Classes 1F-7F (Section 510(b) Claims) and Class 1G (Existing Equity Interests) as Impaired, and Article 3 of the Prepackaged Plan specifies the treatment of each of these Classes of Claims and Interests under the Prepackaged Plan, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(d)       No Discrimination (11 U.S.C. § 1123(a)(4)). The Prepackaged Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class, unless the holder of a Claim or Interest has agreed to a less favorable treatment, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(e)       Implementation of Plan (11 U.S.C. § 1123(a)(5)). The Prepackaged Plan and the various documents and agreements set forth in the Plan Supplement and the schedules to the Prepackaged Plan and described in the Prepackaged Plan provide adequate and proper means for the Prepackaged Plan’s implementation, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(f)       Nonvoting Equity Securities (11 U.S.C. § 1123(a)(6)). The certificate of incorporation of Reorganized Bonanza Creek (the “New Certificate of Incorporation”) will prohibit the issuance of non-voting equity securities to the extent required by the Bankruptcy Code. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

(g)       Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). Section 10.3 of the Prepackaged Plan contains provisions on the manner of appointment of the directors and officers of the Reorganized Debtors that are consistent with the interests of creditors, equity security holders and public policy in accordance with section 1123(a)(7) of the Bankruptcy Code.

(h)       Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). The Prepackaged Plan’s provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code.

21.       Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors, as the proponents of the Prepackaged Plan, have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically, inter alia:

(a)       The Debtors are proper debtors under section 109(d) of the Bankruptcy Code;

(b)       The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by order of the Court; and

(c)       The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order and

applicable non-bankruptcy law in transmitting the Disclosure Statement, the Prepackaged Plan and related documents and notices in soliciting and tabulating votes on the Prepackaged Plan.

22.       Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before this Court in the Chapter 11 Cases, the Debtors, the Reorganized Debtors, the RBL Agent, the RBL Lenders, the holders of Notes Claims, the Indenture Trustees, NGL, NGL Energy Partners LP and the other Released Parties referred to in the Prepackaged Plan have all acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to the Prepackaged Plan, the execution and delivery of the Restructuring Support Agreement, the negotiation of, and solicitation of acceptances to, the Prepackaged Plan, the distribution of the Equity Release Consent Notices to holders of Existing Equity Interests and their participation in the activities described in section 1125 of the Bankruptcy Code, and the Released Parties referred to in the Prepackaged Plan are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code, to the extent the Released Parties are also Exculpated Parties, and the exculpation provisions set forth in Section 11.6 of the Prepackaged Plan. The Solicitation is exempt from the registration requirements of the Securities Act and state securities laws.

23.       Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Prepackaged Plan (including the Exit RBL Facility Documents and all other agreements, documents and instruments necessary to effectuate the Prepackaged Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the facts and records of the

Chapter 11 Cases, the Disclosure Statement and the record of the Combined Hearing and other proceedings held in the Chapter 11 Cases. The Prepackaged Plan is based upon extensive, arm’s length negotiations between and among representatives of the Debtors, the Supporting Noteholders, NGL, NGL Energy Partners LP, the RBL Agent, and certain other parties in interest, and represents the culmination of months of intensive negotiations and discussions among all parties in interest. The Prepackaged Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and effectuating a successful reorganization of the Debtors. Further, the Prepackaged Plan’s classification, indemnification, exculpation, release, settlement and injunctive provisions, including, without limitation, Sections 11.6, 11.7, 11.8 and 11.9 of the Prepackaged Plan, have been negotiated in good faith and at arm’s length, consistent with sections 105, 1123(b)(3)(A), 1123(b)(6), 1129 and 1142 of the Bankruptcy Code.

24.       Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Subject to the provisions of Section 7.1(a) of the Prepackaged Plan, any payment made or to be made by any of the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Prepackaged Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code. The Debtors have agreed to pay, without the requirement for the filing of retention applications, fee applications or any other applications in the Chapter 11 Cases, the reasonable and documented fees and expenses (including attorney’s fees and fees for other retained professionals, advisors and consultants) of the Supporting Noteholders, the RBL Agent and the RBL Lenders incurred in connection with the Chapter 11 Cases, the negotiation and formulation of the Prepackaged Plan and all transactions set forth herein or necessary to implement and consummate the Prepackaged Plan (whether incurred before or after the Petition Date), in each case, pursuant to the Final Order Pursuant to Bankruptcy Code Sections 105(a), 361, 362, 363, 503, and 507, Bankruptcy Rules 2002, 4001, 6004 and 9014, and Local Rule 4001-2 (i) Authorizing the Debtors to Utilize Cash Collateral (ii) Granting Adequate Protection to Prepetition Secured Parties (iii) Modifying the Automatic Stay (iv) Scheduling a Final Hearing and (v) Granting Related Relief entered on January 30, 2017 [D.I. 210].

25.       Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as members of the New Board were disclosed in the Plan Supplement, and the appointment to, or continuance in, such positions of such persons is consistent with the interests of holders of Claims against, and Interests in, the Debtors and with public policy.

26.       No Rate Changes (11 U.S.C. § 1129(a)(6)). The Prepackaged Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and does not require approval by any governmental regulator. Therefore, the Prepackaged Plan satisfies section 1129(a)(6) of the Bankruptcy Code.

27.       Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The Prepackaged Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis set forth in Appendix B to the Disclosure Statement and supported in the Cofsky Declaration (a) is persuasive and credible, (b) has not been controverted by other evidence, (c) is based on sound methodology and (d) establishes that each holder of an Impaired Claim or Interest either has accepted the Prepackaged Plan or will receive or retain under the Prepackaged Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

28.       Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Classes 1A-7A (Other Priority Claims), Classes 1B-7B (Other Secured Claims), Classes 1E-7E (Unsecured Trade Claims) and Classes 2G-7G (Interests in Subsidiary Debtors) are all Classes of Unimpaired Claims or Interests that are conclusively presumed to have accepted the Prepackaged Plan under section 1126(f) of the Bankruptcy Code. Each of the Voting Classes has voted to accept the Prepackaged Plan in accordance with section 1126(c) of the Bankruptcy Code.

29.       Treatment of Administrative Expense Claims and Priority Tax Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Expense Claims pursuant to Section 2.1 of the Prepackaged Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code and the treatment of Priority Tax Claims pursuant to Section 2.2 of the Prepackaged Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

30.       Acceptance by Impaired Classes (11 U.S.C. § 1129(a)(10)). Each of the Voting Classes are classes of Impaired Claims that have voted to accept the Prepackaged Plan. Members of the Deemed to Reject Classes are not entitled to receive or retain any property under the Prepackaged Plan in respect of their Claims or Interests and, therefore, are deemed to have rejected the Prepackaged Plan pursuant to section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to the Deemed to Reject Classes, the Prepackaged Plan is confirmable because the Prepackaged Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed to Reject Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes. With respect to each Debtor, without including any acceptance of the Prepackaged Plan by any insider, there is at least one Class of Claims that is Impaired under the Prepackaged Plan and has accepted the Prepackaged Plan. Thus, the Prepackaged Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.

31.       Feasibility (11 U.S.C. § 1129(a)(11)). The evidence submitted regarding feasibility through the Declarations together with all evidence proffered or advanced at or prior to the Combined Hearing (a) is persuasive and credible, (b) has not been controverted by other evidence and (c) establishes that confirmation of the Prepackaged Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

32.       Payment of Fees (11 U.S.C. § 1129(a)(12)). As provided in Section 15.3 of the Prepackaged Plan, all fees payable pursuant to section 1930(a) of title 28 of the United States Code, as determined by the Court, have been paid or shall be paid for each quarter (including any fraction thereof) by each and every Debtor until the earlier of the time that a particular case is dismissed, closed or converted, thus satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

33.       Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). Section 1129(a)(13) of the Bankruptcy Code requires a plan to provide for “retiree benefits” (as defined in section 1114 of the Bankruptcy Code) at levels established pursuant to section 1114 of the Bankruptcy Code. On and after the Effective Date, any existing retiree benefits shall remain in place and will continue to be honored. Accordingly, the requirements of section 1129(a)(13) of the Bankruptcy Code have been satisfied.

34.       No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Based upon the Declarations and all the other evidence before the Court, the Prepackaged Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed to Reject Classes, as required by sections 1129(b)(1) and (2) of the Bankruptcy Code. Thus, the Prepackaged Plan may be confirmed notwithstanding certain of the Debtors’ failure to satisfy section 1129(a)(8) of the Bankruptcy Code. Upon confirmation and the occurrence of the Effective Date, the Prepackaged Plan shall be binding upon the members of the Deemed to Reject Classes.

(a)       The Prepackaged Plan Does Not Unfairly Discriminate Against the Deemed to Reject Classes. The Prepackaged Plan does not unfairly discriminate against the Deemed to Reject Classes. With respect to the difference in treatment under the Prepackaged Plan between the Deemed to Reject Classes and the Voting Classes, (a) a reasonable basis exists for any discrimination; (b) the Prepackaged Plan cannot be consummated without the discrimination; (c) the discrimination was proposed in good faith; and (d) the degree of discrimination is in proportion to its rationale. As a result, there is a reasonable basis for any disparate treatment between and among Classes. Therefore, the Prepackaged Plan satisfies section 1129(b)(1) of the Bankruptcy Code.

(b)       The Prepackaged Plan is Fair and Equitable. The Prepackaged Plan is fair and equitable, in that, other than as provided with respect to Classes 2G-7G (Interests in Subsidiary Debtors), which serves to preserve the corporate structure for the benefit of all creditors, no holder that is junior to the Claims and Interests classified in the Deemed to Reject Classes will receive or retain under the Prepackaged Plan any property on account of such junior interest. Therefore, the Prepackaged Plan satisfies section 1129(b)(2)(C)(ii) of the Bankruptcy Code.

35.       Settlement of Claims and Causes of Action – 11 U.S.C. § 1123(b)(3). Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Prepackaged Plan, the provisions of the Prepackaged Plan shall constitute a good-faith compromise of all Claims, Causes of Action and controversies relating to the contractual, legal and subordination rights that a holder of an Allowed Claim or Allowed Interest that has entered into a settlement with the Debtors may have against any Debtor, or any distribution to be made on account of such an Allowed Claim. Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the benefits provided under the Prepackaged Plan and as a mechanism to effect a fair distribution of value to the Debtors’ constituencies, except as set forth in the Prepackaged Plan, the provisions of the Prepackaged Plan shall also constitute a good-faith compromise of all Claims, Causes of Action and controversies by any Debtor against any other Debtor. In each case, the entry of this Confirmation Order shall constitute the Court’s approval of the compromise or settlement of all such Claims or controversies and the Court’s finding that such compromise or settlement is in the best interests of the Debtors, their Estates and the holders of such Claims and is fair, equitable and reasonable. In accordance with the provisions of the Prepackaged Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order or approval of the Court, the Debtors may compromise and settle Claims against them and Causes of Action against other Entities and after the Effective Date, such right shall pass to the Reorganized Debtors.

36.       Unaffected Rights of Holders of Classes of Claims (11 U.S.C. § 1123(b)(5)). The Prepackaged Plan leaves unaffected the rights of holders of Claims and Interests in the Unimpaired Classes. Thus, the Prepackaged Plan complies with section 1123(b)(5) of the Bankruptcy Code.

37.       Only One Plan (11 U.S.C. § 1129(c)). The Prepackaged Plan is the only plan of reorganization filed in the Chapter 11 Cases. Accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

38.       Principal Purpose of the Prepackaged Plan (11 U.S.C. § 1129(d)). The principal purpose of the Prepackaged Plan, as evidenced by its terms, is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

39.       Satisfaction of Confirmation Requirements. Based upon the foregoing, the Prepackaged Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

40.       Conditions to Effective Date. The Prepackaged Plan shall not become effective unless and until the conditions set forth in Section 12.2 thereof have been satisfied or waived pursuant to Section 12.3 thereof.

41.       Implementation. All documents and agreements necessary to implement the Prepackaged Plan, including, without limitation, those contained in the Plan Supplement and the schedules to the Prepackaged Plan, and all other relevant and necessary documents have been negotiated in good faith at arm’s length and are in the best interests of the Debtors, their Estates and the Reorganized Debtors and shall, upon completion of such documentation and execution, be valid, binding and enforceable documents and agreements not in conflict with any federal or state law.

42.       Good Faith. The Debtors, the Reorganized Debtors, the RBL Agent, the RBL Lenders, the holders of Notes Claims, the Indenture Trustees, NGL, NGL Energy Partners LP and the other Released Parties (a) acted in good faith in negotiating, formulating and proposing where applicable, the Prepackaged Plan and the agreements, compromises, settlements, transactions and transfers contemplated thereby, and (b) will be acting in good faith if they proceed to (i) consummate the Prepackaged Plan and the agreements, settlements, transactions and transfers contemplated thereby in accordance with the Prepackaged Plan and this Confirmation Order (including, without limitation, the Restructuring Transactions set forth in Section 5.5 of the Prepackaged Plan and the Plan Supplement) and (ii) take the actions authorized and directed by this Confirmation Order.

43.       Assumption or Rejection of Executory Contracts and Unexpired Leases. The Debtors have exercised their reasonable business judgment prior to the Combined Hearing in determining whether to assume or reject each of their executory contracts and unexpired leases as set forth in Article 9 of the Prepackaged Plan, the schedules to the Prepackaged Plan, the Plan Supplement, this Confirmation Order or otherwise. Each assumption or rejection of an executory contract or unexpired lease pursuant to this Confirmation Order and in accordance with Article 9 of the Prepackaged Plan, including by amendments to Schedules 9.2(a) and 9.2(b) of the Prepackaged Plan on or before 45 days after the Effective Date, or otherwise by prior order of this Court, shall be legal, valid and binding upon the applicable Reorganized Debtor and all non-Debtor entities party to such executory contract or unexpired lease (subject to the rights of the non-Debtor entities party to such agreements to object to such assumption or rejection and the rights of the applicable Reorganized Debtor to respond to any such objection); provided, that nothing in this Confirmation Order shall be construed as an Order of this Court compelling performance under any assumed contract or lease; provided, further, that nothing in the Prepackaged Plan or this Confirmation Order shall be deemed to be a finding or conclusion that any permit, license or other instrument listed on Schedule 9.2(a) or 9.2(b) is an executory contract and/or unexpired lease and/or subject to section 365 of the Bankruptcy Code as a result of its being listed thereon if such permit, license or other instrument is not an executory contract and/or unexpired lease and/or not subject to section 365, and the Debtors, the Reorganized Debtors and all parties to all such permits, licenses or other instruments reserve all rights with respect thereto.

44.       Adequate Assurance. The Debtors have provided adequate assurance of future performance for each of the executory contracts and unexpired leases that are being assumed by the Debtors pursuant to the Prepackaged Plan. The Debtors have cured or provided adequate assurance that the Reorganized Debtors will cure defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Debtors pursuant to the Prepackaged Plan. The Prepackaged Plan and such assumptions, therefore, satisfy the requirements of section 365 of the Bankruptcy Code.

45.       Valuation. In accordance with the estimated recoveries set forth in the Disclosure Statement, the enterprise value of the Debtors is insufficient to support a distribution to holders of Existing Equity Interests (Class 1G) or Section 510(b) Claims (Classes 1F-7F) on account of their Claims or Interests.

46.       Transfers by Debtors; Vesting of Assets. All transfers of property of the Debtors’ Estates, including, without limitation, the transfer of the New Common Stock and Warrants, shall be free and clear of all mortgages, deeds of trust, Liens, charges, Claims, encumbrances, pledges and other interests, except as expressly provided in the Prepackaged Plan, this Confirmation Order or the Exit RBL Facility Documents. For the avoidance of doubt, “interests”, for purposes of this Confirmation Order, shall include liens, claims, encumbrances and other interests. Pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of each of the Debtors (excluding property that has been abandoned pursuant to the Prepackaged

Plan or an order of the Court) shall vest in each of the respective Reorganized Debtors or their successors or assigns, as the case may be, free and clear of all mortgages, deeds of trust, Liens, pledges, charges, Claims, encumbrances and other interests, except as expressly provided in the Prepackaged Plan, this Confirmation Order or the Exit RBL Facility Documents. Such vesting does not constitute a voidable transfer under the Bankruptcy Code or applicable nonbankruptcy law.

47.       Releases and Discharges. The releases and discharges of Claims and Causes of Action described in the Prepackaged Plan, including releases of the Released Parties by the Debtors and by holders of Claims and Interests, constitute good faith compromises and settlements of the matters covered thereby and are consensual. Such compromises and settlements are made in exchange for consideration and are in the best interest of holders of Claims and Interests, are fair, equitable and reasonable and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Prepackaged Plan. Each of the discharge, release, indemnification and exculpation provisions set forth in the Prepackaged Plan, (a) is within the jurisdiction of the Court under sections 1334(a), 1334(b) and 1334(e) of title 28 of the United States Code, (b) is an essential means of implementing the Prepackaged Plan, (c) is an integral and non-severable element of the Prepackaged Plan and the transactions incorporated therein, (d) confers a material benefit on, and is in the best interests of, the Debtors, their Estates and their Creditors, (e) is important to the overall objectives of the Prepackaged Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors, (f) is fair, equitable and reasonable and in exchange for good and valuable consideration and (g) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

48.       The release pursuant to Section 11.8 of the Prepackaged Plan is subject to the terms of the Prepackaged Plan and is consensual and binding upon the Releasing Parties, including (a) each holder of an Impaired Claim that (i) votes and does not opt out of the release or (ii) abstains from voting and (b) any holder of Existing Equity Interests that does not opt out of the voluntary release contained in Section 11.8 of the Prepackaged Plan through the Equity Release Consent Notice. The Ballots explicitly stated that those who submit a ballot voting to accept or reject the Prepackaged Plan and choose not to opt out of the Releases will be deemed to have consented to the Releases. The Equity Release Consent Notice stated that those who choose not to opt out of the Releases as directed therein are deemed to have consented to the Releases, and will receive, in consideration, the Settlement Consideration under the Prepackaged Plan.

49.       (a) Those holders of Claims who submitted a Ballot voting to accept or reject the Prepackaged Plan and who chose not to opt out of the Releases, (b) those holders of Claims who abstained from voting on the Prepackaged Plan and (c) those holders of Existing Equity Interests who chose not to opt out of the Releases in accordance with the Equity Release Consent Notice were given due and adequate notice that they would be consenting to the releases by acting in such a manner. The third-party releases set forth in Section 11.8 of the Prepackaged Plan were also disclosed and explained on the Ballots, on the Equity Release Consent Notice, in the Disclosure Statement and Plan, and in the Combined Hearing Notice. Accordingly, in light of all of the circumstances, these third-party releases satisfy the applicable standards in this Circuit.

50.       In addition, the exculpation provisions set forth in Section 11.6 of the Prepackaged Plan (the “Exculpation”) are essential to the Prepackaged Plan. The record in these Chapter 11 Cases fully supports the Exculpation set forth in Article 11.6 of the Prepackaged Plan, which is appropriately tailored to protect the Exculpated Parties. In light of, among other things, the critical nature of the exculpation to the Prepackaged Plan and the substantial contribution of the Exculpated Parties to these Chapter 11 Cases, the Exculpation contained in Article 11.6 is appropriate.

51.       Accordingly, in light of all of the circumstances, the releases satisfy the applicable standards contained in In re Indianapolis Downs, LLC, 486 B.R. 286, 303 (Bankr. D. Del. 2013), are fair to the Releasing Parties, and are otherwise appropriate under In re W.R. Grace & Co., 475 B.R. 34, 107 (D. Del. 2012).

52.       Reservation of Rights in Favor of Governmental Units. Nothing in the Prepackaged Plan or this Confirmation Order discharges or releases the Debtors, the Reorganized Debtors or any non-Debtor from any Claim, liability or cause of action of the United States of America (the “United States”) or any state or impairs the ability of the United States or any state to pursue any claim, liability, cause of action or defense against any Debtor, Reorganized Debtor or non-Debtor. Contracts, leases, covenants, operating rights agreements or other interests or agreements with the United States or any state or involving federal or state land or minerals shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ Chapter 11 Cases were never filed, and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. All Claims, liabilities, causes of action, or defenses of or to the United States or any state shall survive the Chapter 11 Cases as if the Chapter 11 Cases had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, defenses or Claims would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, that nothing in the Prepackaged Plan or this Confirmation Order shall alter any legal or equitable rights or defenses of the Debtors or the Reorganized Debtors with respect to any such Claim, liability or cause of action under non-bankruptcy law, or be construed as an admission as to the existence of any fact or the validity of any Claim with respect to or in connection with any Claim, liability or cause of action. Without limiting the foregoing, for the avoidance of doubt: (a) the United States or any state shall not be required to file any proofs of claim in the Debtors’ Chapter 11 Cases in order to be paid on account of any Claim, liability or cause of action; (b) nothing shall affect or impair the exercise of the United States’ or any state’s police and regulatory powers (including the power to set and alter financial assurance requirements) against the Debtors and/or the Reorganized Debtors; (c) nothing shall be interpreted to impair audit rights or to require the United States or any state to novate or otherwise consent to the transfer of any federal or state interests; and (d) nothing shall affect or impair the United States’ or any state’s rights to assert setoff and recoupment against the Debtors and/or the Reorganized Debtors and such rights are expressly preserved.

53.       Exit RBL Facility. The incurrence of indebtedness, provision of guarantees and granting of collateral under the Exit RBL Facility and the Exit RBL Facility Documents on the Effective Date are in the best interests of the Reorganized Debtors, and are necessary and appropriate for the consummation of the Prepackaged Plan and the operations of the Reorganized Debtors. The Exit RBL Facility Documents were negotiated at arm’s length, and in good faith, without the intent to hinder, delay or defraud any creditor or Interest holder of the Debtors. The Debtors have provided sufficient and adequate notice of the Exit RBL Facility and the Exit RBL Facility Documents to all parties in interest in the Chapter 11 Cases. The terms and conditions of the Exit RBL Facility, as set forth in the Plan Supplement, are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties and are approved. The execution, delivery and performance by the Debtors or Reorganized Debtors, as the case may be, of any Exit RBL Facility Documents and compliance by the Debtors or Reorganized Debtors, as the case may be, with the terms thereof are authorized by, and will not conflict with, the terms of the Prepackaged Plan or this Confirmation Order.

54.       The Debtors have made an overwhelming and uncontroverted showing of the very substantial cost, harm, risk and prejudice to these Estates and their Creditors that would result if the Prepackaged Plan is not consummated.

55.       Silo Stipulation and 9019 Order. On February 3, 2017, the Debtors filed the Motion of Debtors for Entry of an Order (i) Approving the Stipulation by and Among Debtors, Ad Hoc Committee of Unsecured Noteholders and Silo Energy, LLC and (ii) Granting Related Relief [D.I. 231] pursuant to which the Debtors sought entry of an order approving a stipulation entered into on February 1, 2017 (the “Silo Stipulation”). On March 10, 2017, the Court entered an order approving the Stipulation [D.I. 360] (the “Silo Order”).

56.       Schedules and Statements of Financial Affairs. As set forth in the Scheduling Order, subject to further order of the Court, the deadline for the Debtors to (a) file their schedules of assets, liabilities, executory contracts and unexpired leases and statements of financial affairs (the “Schedules and Statements”) and (b) confirm the Prepackaged Plan to permanently waive the requirement to file Schedules and Statements and the U.S. Trustee to convene a meeting of creditors pursuant to section 341(a) of the Bankruptcy Code (the “Section 341(a) Meeting”) was April 5, 2017.

57.       Resolution of Objections. All parties have had a full and fair opportunity to litigate all issues raised by Objections, or which might have been raised, and the Objections have been fully and fairly litigated. As presented at the Combined Hearing and as provided herein, the consensual resolutions of certain Objections, responses, statements and comments in opposition to the Prepackaged Plan satisfy all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules and are in the best interests of the Debtors, and are hereby approved.

DECREES

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

58.       Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any findings of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.

59.       Notice of Combined Hearing. Notice of the Combined Hearing complied with the terms of the Scheduling Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and was in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

60.       Solicitation. The solicitation of votes on the Prepackaged Plan was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and applicable non-bankruptcy law.

61.       Ballots. The forms of Ballots exhibited to the Combined Hearing Motion are in compliance with Bankruptcy Rule 3018(c), conform to Official Form Number 14 and are approved in all respects.

62.       Approval of the Disclosure Statement. The Disclosure Statement (a) contains adequate information of a kind generally consistent with the disclosure requirements of applicable nonbankruptcy law, including the Securities Act, (b) contains “adequate information” (as such term is defined in section 1125(a)(l) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Prepackaged Plan, and the transactions contemplated therein, and (c) is approved in all respects.

63.       Confirmation. The Prepackaged Plan and each of its provisions, shall be, and hereby is CONFIRMED under section 1129 of the Bankruptcy Code. The schedules to the Prepackaged Plan and the Plan Supplement are incorporated by reference into and are an integral part of the Prepackaged Plan.

64.       Objections. All Objections that have not been withdrawn, waived or settled, and all reservations of rights pertaining to Confirmation of the Prepackaged Plan, are overruled on the merits.

65.       No Action. Pursuant to the appropriate provisions of the General Corporation Law of the State of Delaware, other applicable non-bankruptcy law and section 1142(b) of the Bankruptcy Code, no action of the respective directors or stockholders of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Prepackaged Plan and any contract, instrument or other document to be executed, delivered, adopted or amended in connection with the implementation of the Prepackaged Plan.

66.       Plan Supplement. The documents contained or referred to in the Prepackaged Plan or the Plan Supplement, including, inter alia, the New Certificate of Incorporation, the New Bylaws, the agreement governing the Warrants, the New NGL Agreement, the form of agreement governing the Exit RBL Facility, the Management Incentive Plan, and any amendments, modifications, and supplements thereto, and all documents and agreements related thereto (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery and performance thereof by the Reorganized Debtors, are authorized and approved. Unless the provisions of the documents contained or referred to in the Prepackaged Plan or the Plan Supplement provide otherwise, until such documents are finalized and executed, without further order or authorization of this Court, the Debtors, the Reorganized Debtors and their successors are authorized and empowered to make any and all modifications to all documents included as part of the Plan Supplement or otherwise contemplated by the Prepackaged Plan in accordance with Article 13 of the Prepackaged Plan. Subject to paragraph 132 hereof, once finalized and executed, and upon the Effective Date, the documents comprising or contemplated by the Plan Supplement and all other documents contemplated by the Prepackaged Plan shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms subject to any amendments, modifications and supplements thereto without approval of this Court and, to the extent applicable, shall create, as of the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests purported to be created thereby.

67.       Provisions of Plan and Confirmation Order Non-Severable and Mutually Dependent. The provisions of the Prepackaged Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are each non-severable and mutually dependent.

68.       Preparation, Delivery and Execution of Additional Documents by Third Parties. Each holder of a Claim receiving a distribution pursuant to the Prepackaged Plan and all other parties in interest shall, from time to time, take any reasonable actions as may be necessary or advisable to effectuate the provisions and intent of the Prepackaged Plan.

69.       Solicitation and Notice. Notice of the Combined Hearing complied with the terms of the Scheduling Order, was appropriate and satisfactory based on the circumstances of the Chapter 11 Cases and was in compliance with the provisions of the Bankruptcy Code and the Bankruptcy Rules. The solicitation of votes on the Prepackaged Plan and the distribution of Equity Release Consent Notices complied with the solicitation procedures approved in the Scheduling Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and was in compliance with the provisions of the Bankruptcy Code and the Bankruptcy Rules. Notice of the Plan Supplement and all related documents was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and was in compliance with the provisions of the Prepackaged Plan, the Bankruptcy Code and the Bankruptcy Rules.

70.       Plan Classifications Controlling. The classification of Claims and Interests for purposes of distributions made under the Prepackaged Plan shall be governed solely by the terms of the Prepackaged Plan. The classifications and plan treatment set forth on the Ballots tendered to or returned by the Creditors in connection with voting on the Prepackaged Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Prepackaged Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Interests under the Prepackaged Plan for distribution purposes and (c) shall not be binding on the Debtors or Reorganized Debtors.

71.       Treatment in Full Satisfaction. The treatment of Claims and Interests set forth in the Prepackaged Plan is in full and complete satisfaction of the legal, contractual and equitable rights that each holder of a Claim or Interest may have against the Debtors, the Debtors’ Estates or their respective property, on account of such Claim or Interest.

72.       Releases of Liens. Except as otherwise provided in the Prepackaged Plan or in any contract, instrument, release or other agreement or document created pursuant to the Prepackaged Plan (including, but not limited to, the Exit RBL Facility Documents) or this Confirmation Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Prepackaged Plan and, in the case of a Secured Claim (except any RBL Credit Facility Secured Claim), satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the Prepackaged Plan, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released, settled, discharged and compromised, and all rights, titles and interests of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns. Each holder of an Allowed Other Secured Claim shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors. To the extent that any holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Prepackaged Plan, or any agent for such holder, has filed or recorded publicly any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date such holder (or the agent for such holder) shall take any and all steps requested by the Reorganized Debtors that are necessary to cancel and/or extinguish such Liens and/or security interests. The Reorganized Debtors shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges or other security interests.

73.       Continued Organizational Existence. Except as otherwise provided in the Prepackaged Plan and subject to the Restructuring Transactions, each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal Entity, each with all the powers of a limited liability company or a corporation, as applicable, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law.

74.       Cancellation of Existing Securities and Related Agreements and the Indentures.

(a)       On the Effective Date, except as otherwise specifically provided for in the Prepackaged Plan, all rights of any holder of Claims against, or Interests in, the Debtors, including options or warrants to purchase Interests, obligating the Debtors to issue, transfer or sell Interests of the Debtors, shall be canceled; provided that the Interests in Subsidiary Debtors shall be Reinstated. Upon receipt of a distribution on account of its Notes Claim, each record holder of Notes shall be deemed to have surrendered its Notes or other documentation underlying each Notes Claim, and all such surrendered Notes and other documentation shall be deemed to be canceled as to the Debtors pursuant to Section 5.4 of the Prepackaged Plan, except to the extent otherwise provided in the Prepackaged Plan or this Confirmation Order.

(b)       Subject to Section 5.4(b) of the Prepackaged Plan, each Indenture shall terminate as of the Effective Date, except as necessary to (i) enforce the rights, Claims and interests of the applicable Indenture Trustee vis-à-vis any parties other than the Debtors, (ii) allow each Indenture Trustee to receive distributions under the Prepackaged

Plan and to distribute them to the holders of the Notes in accordance with the terms of the Indentures, (iii) permit the Indenture Trustees to appear before the Court or any other court of competent jurisdiction after the Effective Date, and (iv) permit the Indenture Trustees to perform any functions that are necessary to effectuate the foregoing.

75.       Authorization of New Equity Securities. Without further act or action under applicable law, regulation, order or rule, Reorganized Bonanza Creek is authorized to issue the New Equity Securities on the Effective Date pursuant to the terms of the Prepackaged Plan, free and clear of all Liens, Claims and other Interests. Each share of the New Common Stock and each Warrant issued and distributed pursuant to the Prepackaged Plan shall be duly authorized, validly issued and fully paid and non-assessable. The Debtors or the Reorganized Debtors, as the case may be, are authorized to execute and deliver all documentation relating to the issuance of the aforementioned New Equity Securities and the Restructuring Transactions, and are authorized to engage in such further transactions as are determined by the Debtors (or the Reorganized Debtors) to be necessary in furtherance of the Prepackaged Plan.

76.       Exit RBL Facility.

(a)       The Debtors and Reorganized Debtors, as applicable, are authorized in all respects, without further approval of the Court or any other party, to (i) execute and deliver, or cause to be executed and delivered, the Exit RBL Facility Documents, and to perform their obligations thereunder, including, but not limited to, any documents related to the loans and other extensions of credit contemplated by the Exit RBL Facility, any guarantees thereof and any other documents executed in connection therewith, (ii) grant Liens to secure such loans, other extensions of credit, and guarantees, (iii) incur the indebtedness under the Exit RBL Facility Documents, and (iv) perform all other obligations under the Exit RBL Facility Documents, including the payment of all fees, expenses, losses, damages, indemnities and other amounts provided under the Exit RBL Facility Documents.

(b)       The obligations under the Exit RBL Facility shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors, and the Exit RBL Facility and the Exit RBL Facility Documents shall be enforceable in accordance with their terms. The Debtors’ or Reorganized Debtors’, as applicable, entry on the Effective Date into the Exit RBL Facility and the Exit RBL Facility Documents, are approved in all respects by virtue of the entry of this Confirmation Order, in accordance with the Bankruptcy Code and applicable state law (including, but not limited to, section 303 of the Delaware General Corporations Law, to the extent applicable) and without the need for any further corporate action or any further action by holders of Claims against or Interests in the Debtors or the Reorganized Debtors or stockholders, directors, members or partners of the Debtors or the Reorganized Debtors, and with like effect as if such actions had been taken by unanimous actions thereof.

(c)       Each of the Reorganized Debtors, without any further action by the Court or any Reorganized Debtor’s officers, directors or stockholders, is hereby authorized and directed to enter into, and take such actions as necessary to perform under, or otherwise effectuate, the Exit RBL Facility and the Exit RBL Facility Documents, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation, continuation or perfection of Liens or other security interests in connection therewith.

(d)       On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit RBL Facility and the Exit RBL Facility Documents shall (i) be legal, valid, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit RBL Facility and the Exit RBL Facility Documents and with the priorities established in respect thereof under applicable non-bankruptcy law, (ii) be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit RBL Facility and the Exit RBL Facility Documents, (iii) not be subject to avoidance, recharacterization or subordination (including equitable subordination) for any purpose whatsoever and (iv) not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.

(e)       The Reorganized Debtors and the secured parties (and their designees and agents) under the Exit RBL Facility Documents are hereby authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to evidence, establish, continue and perfect, or to evidence the perfection of, such Liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Prepackaged Plan and this Confirmation Order (it being understood that perfection of the Liens and security interests granted under the Exit RBL Facility Documents shall occur automatically by virtue of the entry of this Confirmation Order, and any such filings, recordings, approvals and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

(f)       Notwithstanding anything to the contrary in this Confirmation Order or the Prepackaged Plan, the Court’s retention of jurisdiction shall not govern any disputes arising or asserted under, or any enforcement action or rights or remedies taken or exercised in connection with, any documentation executed in connection with the Exit RBL Facility, the Exit RBL Facility Documents or any Liens or other security interests related thereto.

(g)       In the event of any inconsistency between the terms and provisions of the Exit RBL Facility (including the Exit RBL Facility Documents) and this Confirmation Order, the Plan Supplement, or the Prepackaged Plan, the terms and provisions of the Exit RBL Facility (including the Exit RBL Facility Documents) shall control.

77.       Restructuring Transactions.

(a)       On the Effective Date, contemporaneously with the cancellation and discharge of all Claims pursuant to the Prepackaged Plan and the issuance of the New Equity Securities, the Reorganized Debtors may effect the Restructuring Transactions. The Restructuring Transactions may include (i) dissolving companies or creating new companies, (ii) merging, dissolving, transferring assets or otherwise consolidating any of the Debtors in furtherance of the Prepackaged Plan, or engaging in any other transaction in furtherance of the Prepackaged Plan, (iii) executing and delivering appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, liquidation, domestication, continuation or reorganization containing terms that are consistent with the terms of the Prepackaged

Plan and that satisfy the requirements of applicable law; (iv) executing and delivering appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, debt or obligation on terms consistent with the terms of the Prepackaged Plan; (v) filing appropriate certificates or articles of merger, consolidation or dissolution or other filings or recordings pursuant to applicable state law; and (vi) taking any other action in connection with such organizational restructurings. In each case in which the surviving, resulting or acquiring Entity in any of these transactions is a successor to a Reorganized Debtor, such surviving, resulting or acquiring Entity will perform the obligations of the applicable Reorganized Debtor pursuant to the Prepackaged Plan, and pay or otherwise satisfy the applicable Allowed Claims. Implementation of any Restructuring Transactions shall not affect any performance obligations, distributions, discharges, exculpations, releases or injunctions set forth in the Prepackaged Plan.

(b)       The Debtors or the Reorganized Debtors, as the case may be, are hereby authorized to execute and deliver such contracts, instruments, certificates, agreements and documents (collectively, the “Restructuring Documents”) to make such filings under state law or applicable law and to take such other actions as any appropriate officer may determine to be necessary, appropriate or desirable to effect the transactions contemplated by Section 5.5(e) of the Prepackaged Plan.  Each appropriate officer of each Debtor or Reorganized Debtor is authorized to execute, deliver, file and have recorded any of the Restructuring Documents and to take such other actions on behalf of such Debtor or Reorganized Debtor as such person may determine to be required, appropriate or desirable under state law or any other applicable law in connection with the Restructuring Transactions, and the appropriate officers of each Debtor or Reorganized Debtor are authorized to certify or attest to any of the foregoing actions.  The execution and delivery or filing of any such Restructuring Document or the taking of any such action shall be deemed conclusive evidence of the authority of such person to so act.  Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Restructuring Document. This Confirmation Order is declared to be in recordable form and shall be accepted by any filing or recording officer of any applicable governmental authority or department without any further orders, certificates or other supporting documents.

78.       Corporate Action.

(a)       On and after the Effective Date, the adoption, filing, approval and ratification, as necessary, of all limited liability company, corporate or related actions contemplated hereby for each of the Reorganized Debtors, including the Restructuring Transactions, shall be deemed authorized and approved in all respects. Without limiting the foregoing, such actions may include: (i) the adoption and filing of an amendment to the New Certificate of Incorporation, (ii) the adoption of the New Bylaws, (iii) the adoption and filing of the Reorganized Subsidiary Debtors’ Certificates of Formation and Operating Agreements, as applicable, (iv) the election or appointment, as the case may be, of directors, officers, managers or managing members for the Reorganized Debtors, (v) the issuance of the New Equity Securities, (vi) the Restructuring Transactions to be effectuated pursuant to the Prepackaged Plan and (vii) the qualification of any Reorganized Debtors as foreign corporations if and wherever the conduct of business by such entities requires such qualification.

(b)       All matters provided for in the Prepackaged Plan or in this Confirmation Order involving the organizational structure of any Debtor or any Reorganized Debtor, or any limited liability company or corporate action required by any Debtor or any Reorganized Debtor in connection with the Prepackaged Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor or by any other stakeholder.

(c)       On and after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors, board of managers or equivalent body of each Reorganized Debtor are authorized and directed to issue, execute, deliver, file and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases and instruments contemplated by the Prepackaged Plan in the name of and on behalf of such Reorganized Debtor and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Prepackaged Plan.

79.       New Board. Pursuant to Section 10.3 of the Prepackaged Plan, immediately on the Effective Date, the term of the current members of the Board shall expire and the Persons proposed to serve as members of the New Board, as appropriately disclosed in accordance with the Plan, shall be the members of the New Board.

80.       Securities Laws Exemption. Other than any New Common Stock purchased pursuant to the Backstop Commitment (as defined in the Backstop Commitment Agreement), which shall be exempt to the maximum extent permitted by law, the offering, issuance, distribution and sale of the New Equity Securities, including (a) shares of Reorganized BCEI in connection with the Rights Offering (including, without limitation, the New Common Stock issued in connection with the payment of the Backstop Fee), (b) shares of Reorganized BCEI in connection with the Settlement Consideration, (c) shares of Reorganized BCEI issued upon the exercise of Warrants, (d) shares of Reorganized BCEI issued in connection with the Silo Stipulation and (e) Commitment Equity (collectively, the “1145 Securities”), are exempt from the registration requirements of the Securities Act pursuant to section 1145 of the Bankruptcy Code and/or applicable nonbankruptcy law requiring registration and/or prospectus delivery or qualification prior to the offering, issuance, distribution, or sale of securities (including section 4(a)(2) of the Securities Act with respect to any securities issued or transferred under the Prepackaged Plan). If and to the extent that any New Common Stock purchased pursuant to the Backstop Commitment is not otherwise exempt from the registration requirements of the Securities Act pursuant to section 1145 of the Bankruptcy Code or otherwise, it shall be exempt under section 4(a)(2) of the Securities Act. In addition, such 1145 Securities will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments and subject to any restrictions in the Reorganized Debtors’ New Certificate of Incorporation, New Bylaws or other organizational documents. DTC shall accept and conclusively rely upon the Prepackaged Plan and this Confirmation Order in lieu of a legal opinion regarding whether any of the New Common Stock is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

81.       Distributions Under the Prepackaged Plan. All distributions under the Prepackaged Plan shall be made in accordance with Article 6 of the Prepackaged Plan.

82.       Unclaimed Distributions. All distributions under the Prepackaged Plan that remain unclaimed for one year after attempted distribution shall indefeasibly revert to Reorganized Bonanza Creek. Upon such reversion, the relevant Allowed Claim (and any Claim on account of missed distributions) shall be automatically discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

83.       Disputed Claims. On and after the Effective Date, the Reorganized Debtors shall have the sole authority to litigate, compromise, settle, otherwise resolve or withdraw any objections to all Claims against the Debtors and to compromise and settle any such Claims without notice to or approval by the Court or any other party.

84.       Other Administrative Claim Bar Date.  All requests for payment of Administrative Expense Claims that accrued on or before the Effective Date (other than Professional Fee Claims, which are subject to the provisions of Section 7.1 of the Prepackaged Plan) must be filed with the Solicitation and Claims Agent and served on counsel for the Debtors and Reorganized Debtors by the Administrative Expense Claim Bar Date. Any requests for payment of Administrative Expense Claims pursuant to Section 7.2 of the Prepackaged Plan that are not properly filed and served by the Administrative Expense Claim Bar Date shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors or any action by the Court. Notwithstanding the foregoing, requests for payment of Administrative Expense Claims need not be filed for Administrative Expense Claims that (a) are for goods or services provided to the Debtors in the ordinary course of business, (b) previously have been Allowed by Final Order of the Court, (c) are for Cure amounts, (d) are on account of postpetition taxes (including any related penalties or interest) owed by the Debtors or the Reorganized Debtors to any Governmental Unit, (e) the Debtors or Reorganized Debtors have otherwise agreed in writing do not require such a filing, (f) are for Adequate Protection Obligations pursuant to the Final Cash Collateral Order, or (g) arise pursuant to 28 U.S.C. § 1930.

85.       Approval of Assumption or Rejection of Executory Contracts. Entry of this Confirmation Order shall, subject to the occurrence of the Effective Date, constitute approval, to the extent applicable, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of (a) the assumption of the executory contracts and unexpired leases assumed pursuant to Article 9 of the Prepackaged Plan, (b) the assumption and assignment of the executory contracts and unexpired leases assumed and assigned pursuant to Article 9 of the Prepackaged Plan, and (c) the rejection of the executory contracts and unexpired leases rejected pursuant to Article 9 of the Prepackaged Plan; provided, however, that nothing in this Confirmation Order shall be construed as an Order of this Court compelling performance under any assumed contract or lease.

86.       Waiver of Deadlines to File Schedules. The requirements that the Debtors (a) file the Schedules and Statements and (b) the U.S. Trustee convene the Section 341(a) Meeting are permanently waived.

87.       Inclusiveness. Each executory contract and unexpired lease that is assumed, whether or not such executory contract or unexpired lease relates to the use, acquisition or occupancy of real property, shall include (a) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner that affects such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights or remedies related to such premises, unless any of the foregoing agreements has been or is rejected pursuant to an order of the Court or is otherwise rejected as part of the Prepackaged Plan.

88.       Notice of Assumption and Rejection of Executory Contracts and Unexpired Leases Assumed Under the Prepackaged Plan. The filing of the Prepackaged Plan and the schedules thereto, the distributions of Notices of Intent to Assume or Reject and the publication of notice of the entry of this Confirmation Order provide adequate notice of the assumption, assumption and assignment and rejection of executory contracts and unexpired leases pursuant to Article 9 of the Prepackaged Plan (both for contracts and leases that appear on any of those schedules and for contracts and leases assumed or rejected by category or default).

89.       Cure of Defaults. The parties to each executory contract and unexpired lease to be assumed or assumed and assigned pursuant to the Prepackaged Plan were afforded good and sufficient notice of such assumption or assumption and assignment and an opportunity to object and be heard. Treatment Objections shall be resolved in accordance with Section 9.4(c) of the Prepackaged Plan. In accordance with Section 9.4(d) of the Prepackaged Plan, if a Treatment Objection is filed with respect to any executory contract or unexpired lease sought to be assumed or rejected by any of the Reorganized Debtors, the Reorganized Debtors reserve the right (a) to seek to assume or reject such agreement at any time before the assumption, rejection or assignment of, or Cure for, such agreement is determined by Final Order and (b) to the extent a Final Order is entered resolving a dispute as to Cure or the permissibility of assignment (but not approving the assumption of the executory contract or unexpired lease sought to be assumed), to seek to reject such agreement within 14 calendar days after the date of such Final Order, in each case by filing with the Court and serving upon the applicable Assumption Party or Rejection Party, as the case may be, a Notice of Intent to Assume or Reject.

90.       Treatment Objection Deadline. With respect to an executory contract or unexpired lease sought to be assumed, rejected or deferred pursuant to the Prepackaged Plan, the Treatment Objection Deadline shall be the deadline for filing and serving a Treatment Objection, which deadline shall be 4:00 p.m. (prevailing Eastern Time) on (a) for an executory contract or unexpired lease listed on Schedule 9.2(a) or 9.2(b) of the Prepackaged Plan, the 14th calendar day after the relevant schedule is filed and notice thereof is mailed, (b) for an executory contract or unexpired lease the proposed treatment of which has been altered by an amended or supplemental Schedule 9.2(a) or 9.2(b) of the Prepackaged Plan, the 14th calendar day after such amended or supplemental schedule is filed and notice thereof is mailed, (c) for an executory contract or unexpired lease for which a Notice of Intent to Assume or Reject is filed, the 14th calendar day after such notice is filed and mailed and (d) for any other executory contract or unexpired lease, including any to be assumed or rejected by category pursuant to Section 9.1 or Section 9.3 of the Prepackaged Plan (without being listed on Schedule 9.2(a) or 9.2(b)), the deadline for objections to Confirmation of the Prepackaged Plan established pursuant to the Scheduling Order or other applicable order of the Court.

91.       Rejection Claims and Rejection Bar Date. Any Rejection Claim must be filed with the Claims Agent no later than the date that is 30 days after the Debtors serve notice of the entry of an order, including this Confirmation Order, approving the rejection of such executory contract or unexpired lease (the “Rejection Bar Date”). Any Rejection Claim for which a Proof of Claim is not properly filed and served by the Rejection Bar Date shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors or their respective Estates or properties. The Debtors or the Reorganized Debtors may contest any Rejection Claim in accordance with Section 8.1 of the Prepackaged Plan.

92.       Adequate Assurance for Counterparties to Executory Contracts Assumed Under the Prepackaged Plan. Subject only to the occurrence of the Effective Date, to the extent applicable, all counterparties to all executory contracts and unexpired leases of the Debtors assumed or assumed and assigned in accordance with Article 9 of the Prepackaged Plan are deemed to have been provided with adequate assurance of future performance pursuant to section 365(f) of the Bankruptcy Code.

93.       Sureties. Subject to the terms of the first paragraph of Section 9.3 of the Prepackaged Plan, each Surety Bond shall be deemed assumed with the consent of the issuer of the Surety Bond effective as of the Effective Date and each Reorganized Debtor party thereto shall pay any and all premiums and other obligations due or that may become due on or after the Effective Date.

94.       Employee Benefits.  As of the Effective Date, unless specifically listed on Schedule 9.2(a) or 9.2(b) of the Prepackaged Plan or rejected or otherwise addressed by an order of the Bankruptcy Court (including, without limitation, by virtue of the Debtors having been granted the authority to terminate any such plan, policy, program or agreement or the Bankruptcy Court determining that the Debtors cannot successfully reorganize absent such termination), the Debtors and the Reorganized Debtors may (but have no obligation to) honor, in the ordinary course of business, the Debtors’ written contracts, agreements, policies, programs and plans for, among other things, compensation, reimbursement, healthcare benefits, disability benefits, deferred compensation benefits, travel benefits (including retiree travel benefits), vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for incentive compensation for the directors, officers and employees of any of the Debtors who served in such capacity at any time, including, for the avoidance of doubt, (a) the Severance Plan and (b) the STIP, in each case in accordance with and as contemplated by the Restructuring Support Agreement.  In addition, upon the Effective Date, all awards authorized by the Board under the STIP that have not been paid prior to the Effective Date shall be paid to the applicable award recipients, and with respect to awards granted prior to the Petition Date under the LTIP, all shares that would have vested and been distributed, according the terms of such awards, at any time during the period from the Petition Date through the Effective Date, shall be deemed to have been distributed immediately prior to the Effective Date and be Existing Equity Interests under the Plan; provided that, for the avoidance of doubt, nothing in this Plan shall have the effect of accelerating payments under the STIP or the vesting or distribution of shares under the LTIP.  To the extent that the above-listed contracts, agreements, policies, programs and plans are executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless a Treatment Objection is timely filed and properly served, each of them will be deemed assumed (as modified or terminated) as of the Effective Date with a Cure of zero dollars.  However, notwithstanding anything else herein, the assumed plans shall be subject to modification in accordance with the terms thereof at the discretion of the Reorganized Debtors.  With respect to the Severance Plan and the Employment Agreements, and without in any way modifying or limiting the Debtors’ rights and remedies thereunder, upon the Effective Date the Severance Plan shall be deemed to be amended where applicable to provide and clarify that the consummation of the Restructuring Transactions and any associated organizational changes shall not constitute a “Change in Control,” be considered a “Good Reason” event, or serve as a basis to trigger any rights or benefits under the Severance Plan.   For the avoidance of doubt, any amendments to the Severance Plan and/or waivers related to any

Employment Agreement described in this Section 9.3(d) of the Prepackaged Plan shall amend the Severance Plan or waive rights under the Employment Agreements only as expressly provided therein and all other terms of the Severance Plan and Employment Agreement shall remain in full force and effect.  The New Board may, at any time, amend the Severance Plan in any manner other than to impair vesting (including accelerated vesting) of the Emergence Grants.

95.       Operation as of the Effective Date. As of the Effective Date, unless otherwise provided in the Prepackaged Plan or this Confirmation Order, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code with respect to the Debtors.

96.       Discharge of Claims and Termination of Interests. Except as otherwise specifically provided in the Prepackaged Plan or this Confirmation Order, the rights afforded in the Prepackaged Plan and the payments and distributions to be made thereunder shall discharge all existing debts of, and Claims against, the Debtors and shall terminate all Interests in the Debtors, as well as all interests of any kind, nature or description whatsoever in or against any of the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as otherwise specifically provided in the Prepackaged Plan or this Confirmation Order, upon the Effective Date, all existing Claims against the Debtors and Interests in the Debtors shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Interests (and all representatives, trustees or agents on behalf of each holder) shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees, or any of their assets or properties, any other or further Claim or Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts or legal bases therefore were known or existed prior to the Effective Date. This Confirmation Order shall be a judicial determination of the discharge of all Claims against, liabilities of and Interests in the Debtors, subject to the occurrence of the Effective Date. Notwithstanding anything to the contrary in the Prepackaged Plan or the Confirmation Order, until an Unsecured Trade Claim is paid in full, such Unsecured Trade Claim shall not be discharged and terminated.

97.       Discharge of Debtors. Upon the Effective Date and in consideration of the distributions to be made under the Prepackaged Plan, except as otherwise specifically provided in the Prepackaged Plan or this Confirmation Order, each holder (as well as any representatives, trustees or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons and Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against, or terminated Interest in, the Debtors.

98.       Term of Injunction or Stay. Unless otherwise provided in the Prepackaged Plan or in this Confirmation Order, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

99.       Exculpation. Pursuant to the Prepackaged Plan, and except as otherwise specifically provided in the Prepackaged Plan or this Confirmation Order, none of the Exculpated Parties shall have or incur any liability to any holder of a Claim, Cause of Action or Interest for any act or omission in connection with, related to or arising out of, the Chapter 11 Cases, the negotiation of any settlement or agreement, contract, instrument, release or document created or entered into in connection with the Prepackaged Plan or in the Chapter 11 Cases (including the Plan Supplement and the Restructuring Support Agreement and, in each case, any documents related thereto), the pursuit of confirmation of the Prepackaged Plan, the consummation of the Prepackaged Plan, the preparation and distribution of the Disclosure Statement, the offer, issuance and distribution of any securities issued or to be issued under or in connection with the Prepackaged Plan, any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors or the administration of the Prepackaged Plan or the property to be distributed under the Prepackaged Plan, except for any act or omission that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence.

100.       Release by the Debtors. Pursuant to the Prepackaged Plan and section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Prepackaged Plan (including Section 11.11 of the Prepackaged Plan) or this Confirmation Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, the Released Parties shall be deemed released and discharged by the Debtors, the Reorganized Debtors and their Estates from any and all Claims, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that the Debtors, the Reorganized Debtors, their Estates or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity or that any holder of a Claim or Interest or other Entity would have been legally entitled to assert derivatively for or on behalf of the Debtors, their Estates or the Reorganized Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Prepackaged Plan, the business or contractual arrangements between any Debtor and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Prepackaged Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Support Agreement, the Loan Documents (as defined in the Exit RBL Facility Documents), the Exit RBL Facility Documents, the Backstop Agreement, the Rights Offering Procedures, the Management Incentive Plan, the New Equity Securities, or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct, actual fraud or gross negligence; provided, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Prepackaged Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon request, then the release set forth in Section 11.7 of the Prepackaged Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided, further, that the immediately preceding proviso shall not apply to (a) any action by a Released Party in the Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority or secured status of any prepetition or ordinary course administrative Claim against the Debtors or (b) any release or indemnification provided for in any settlement or granted under any other court order, provided that, in the case of (a) through (b), the Debtors shall retain all defenses related to any such action.

101.       Voluntary Releases by the Holders of Claims and Interests. Except as otherwise specifically provided in the Prepackaged Plan or this Confirmation Order, on and after the Effective Date, for good and valuable consideration, in each case excluding the Excluded Parties, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Released Parties from any and all Claims, interests, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that such Releasing Party would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Estates, the restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Prepackaged Plan, the business or contractual arrangements between any Debtor and any Releasing Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Prepackaged Plan, the Disclosure Statement, the Restructuring Support Agreement, the Plan Supplement, the Exit RBL Facility Documents, the Management Incentive Plan, the Backstop Agreement, the Rights Offering Procedures, the New Equity Securities, or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence; provided that any holder of a Claim or Interest that elects to opt out of the releases contained in Section 11.8 of the Prepackaged Plan shall not receive the benefit of the releases set forth in Section 11.8 of the Prepackaged Plan (even if for any reason otherwise entitled).

102.       Injunction. Except as otherwise specifically provided in the Prepackaged Plan or this Confirmation Order, all Persons and Entities who have held, hold or may hold Claims, interests, Causes of Action, Interests or liabilities that: (a) are subject to compromise and settlement pursuant to the terms of the Prepackaged Plan; (b) have been released pursuant to Section 11.7 of the Prepackaged Plan; (c) have been released pursuant to Section 11.8 of the Prepackaged Plan; (d) are subject to exculpation pursuant to Section 11.6 of the Prepackaged Plan, including exculpated claims (but only to the extent of the exculpation provided in Section 11.6 of the Prepackaged Plan); or (e) are otherwise stayed or terminated pursuant to the terms of the Prepackaged Plan, are permanently enjoined and precluded, from and after the Effective Date, from: (i) commencing or continuing in any manner any action or other proceeding of any kind, whether directly, derivatively or otherwise, including on account of any claims, interests, Causes of Action or liabilities that have been compromised or settled against any Released Party or any Exculpated Party (or the property or estate of any Released Party or any Exculpated Party) on account of or in connection with or with respect to any released, settled, compromised, or exculpated Claims, interests, Causes of Action or liabilities; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against any Released Party or any Exculpated Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities; (iii) creating, perfecting or enforcing any Lien, Claim, or encumbrance of any kind against any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any Released Party or any Exculpated Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action or liabilities (unless such holder has filed a timely Proof of Claim with the Court preserving the right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise); and (v) commencing or continuing in any manner any action or other proceeding of any kind against any Released Party or any Exculpated Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities released, settled or compromised pursuant to the Prepackaged Plan; provided that nothing contained in the Prepackaged Plan or in this Confirmation Order shall preclude a Person or Entity from obtaining benefits directly and expressly provided to such Person or Entity pursuant to the terms of the Prepackaged Plan; provided, further, that nothing contained in the Prepackaged Plan or in this Confirmation Order shall be construed to prevent any Person or Entity from defending against claims objections or collection actions whether by asserting a right of setoff or otherwise to the extent permitted by law.

103.       Bankruptcy Court Jurisdiction to Evaluate Scope of Release and Exculpation and Related Injunction. Following entry of this Confirmation Order, this Court shall retain jurisdiction to consider any and all Claims or Causes of Action subject to the exculpations and releases in Article 11 of the Prepackaged Plan for the purpose of determining whether such claims belong to the Debtors’ Estates or third parties.

104.       Except as otherwise specifically provided in the Prepackaged Plan or this Confirmation Order, all Persons or Entities who have held, hold or may hold Claims or Interests that arose prior to the Effective Date and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives and Affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim (including, without limitation, a Section 510(b) Claim) against or Interest in the Debtors, the

Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Prepackaged Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Prepackaged Plan, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors other than to enforce any right to a distribution pursuant to the Prepackaged Plan or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, with respect to any such Claim or Interest. Such injunction shall extend to any successors or assignees of the Debtors and Reorganized Debtors and their respective properties and interest in properties.

105.       Preservation of Causes of Action.

(a)       Except as expressly provided in Article 11 of the Prepackaged Plan or this Confirmation Order, nothing contained in the Prepackaged Plan or this Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors, the Reorganized Debtors or the Estates may have or that the Reorganized Debtors may choose to assert on behalf of their respective Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Causes of Action or Claims against any Person or Entity, to the extent such Person or Entity asserts a crossclaim, counterclaim and/or claim for setoff that seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives or (ii) the turnover of any property of the Estates to the Debtors.

(b)       Except as set forth in Article 11 of the Prepackaged Plan or this Confirmation Order, nothing contained in the Prepackaged Plan or this Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors had immediately prior to the Petition Date or the Effective Date against or regarding any Claim left Unimpaired by the Prepackaged Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such rights and Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Prepackaged Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

(c)       Except as set forth in Article 11 of the Prepackaged Plan or this Confirmation Order, nothing contained in the Prepackaged Plan or this Confirmation Order shall be deemed to release any post-Effective Date obligations of any party under the Prepackaged Plan, or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Prepackaged Plan.

106.       Retention of Jurisdiction. In accordance with (and as limited by) Article 14 of the Prepackaged Plan and section 1142 of the Bankruptcy Code, and except as provided in the Prepackaged Plan and this Confirmation Order, this Court may properly, and upon the Effective Date shall, retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Prepackaged Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)       To hear and determine all matters relating to the assumption or rejection of executory contracts or unexpired leases, including whether a contract or lease is or was executory or expired, and the allowance of Cure amounts and Claims resulting therefrom;

(b)       To hear and determine any motion, adversary proceeding, application, contested matter or other matter pending on the Effective Date;

(c)       To hear and determine all matters relating to the allowance, disallowance, liquidation, classification, priority or estimation of any Claim against any of the Debtors;

(d)       To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(e)       To hear and determine all applications for compensation and reimbursement of Professional Fee Claims;

(f)       To hear and determine any application to modify the Prepackaged Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Prepackaged Plan, the Disclosure Statement or any order of the Court, including this Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(g)       To grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

(h)       To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Prepackaged Plan, this Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

(i)       To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Prepackaged Plan, this Confirmation Order or any other order of the Court;

(j)       To issue such orders as may be necessary to construe, enforce, implement, execute and consummate the provisions of (i) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (ii) the Prepackaged Plan, this Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Prepackaged Plan;

(k)       To enter, implement or enforce such orders as may be appropriate in the event this Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(l)       To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

(m)       To hear and determine any other matters related to the Prepackaged Plan and not inconsistent with the Bankruptcy Code;

(n)       Subject to paragraph 132 hereof, to determine any other matters that may arise in connection with or are related to the Prepackaged Plan, the Disclosure Statement, this Confirmation Order, any of the Plan Documents or any other contract, instrument, release or other agreement or document related to the Prepackaged Plan, the Disclosure Statement or the Plan Supplement; provided that the Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court and any disputes concerning documents contained in the Plan Supplement shall be governed in accordance with the provisions of such documents;

(o)       To recover all assets of the Debtors and property of the Debtors’ Estates, which shall be for the benefit of the Reorganized Debtors, wherever located;

(p)       To hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

(q)       To hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors or the Reorganized Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(r)       To enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases with respect to any Person or Entity;

(s)       To hear any other matter not inconsistent with the Bankruptcy Code; and

(t)       To enter a final decree closing the Chapter 11 Cases.

107.       Enforceability of Plan Documents. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Prepackaged Plan and all Plan-related documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

108.       Ownership and Control. The consummation of the Prepackaged Plan shall not, unless the Debtors expressly agree in writing, constitute a change of ownership or change in control, as such terms are used in any statute, regulation, contract or agreement (including, but not limited to, any agreements assumed by the Debtors pursuant to the Prepackaged Plan or otherwise and any agreements related to employment, severance or termination agreements or insurance agreements) in effect on the Effective Date and to which any of the Debtors is a party.

109.       Proofs of Claim. Holders of Claims need not file proofs of Claim with the Court. Except for proofs of Claim asserting damages arising out of the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to Section 9.5 of the Prepackaged Plan, upon the Effective Date, any proof of Claim, regardless of the time of filing, and including proofs of Claim filed after the Effective Date, shall be deemed withdrawn. On and after the Effective Date, the Reorganized Debtors shall have the sole authority to litigate, compromise, settle, otherwise resolve or withdraw any objections to all Claims against the Debtors and to compromise and settle any such Claims without notice to or approval by the Court or any other party.

110.       Withholding and Reporting Requirements. In connection with the Prepackaged Plan and all instruments issued in connection therewith and distributed thereon, the Reorganized Debtors shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Prepackaged Plan shall be subject to any withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Prepackaged Plan. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Prepackaged Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution. The Reorganized Debtors have the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or distributing party for payment of any such tax obligations. The Reorganized Debtors may require, as a condition to receipt of a distribution, that the holder of an Allowed Claim complete and return a Form W-8 or W-9, as applicable to each such holder. If the Reorganized Debtors make such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

111.       Exemption from Transfer Taxes and Recording Fees. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, may not be taxed under any law imposing a stamp tax or similar tax.

112.       Effectiveness of All Actions. All actions authorized to be taken pursuant to the Prepackaged Plan shall be effective on, prior to or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, members or stockholders of Reorganized Bonanza Creek or the other Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, members or stockholders.

113.       Approval of Consents. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Prepackaged Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Prepackaged Plan, the schedules to the Prepackaged Plan, the Plan Supplement and the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereto.

114.       Payment of Professionals. As of the date of this Confirmation Order, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors and Reorganized Debtors may employ and pay all Professionals and may pay the reasonable and documented fees and expenses of each of the RBL Agent’s, the RBL Lenders’, and the Supporting Noteholders’ professionals, in each case, in accordance with the Final Cash Collateral Order or the Restructuring Support Agreement, as applicable, in the ordinary course of business without any further notice to, action by or order or approval of the Court or any other party.

115.       Fee Escrow Account. On the Effective Date, the Debtors shall establish and fund the Fee Escrow Account. The Debtors shall fund the Fee Escrow Account with Cash equal to the Debtors’ good faith estimate of the Professional Fee Claims. Funds held in the Fee Escrow Account shall not be considered property of the Debtors’ Estates or property of the Reorganized Debtors, but shall revert to the Reorganized Debtors only after all Allowed Professional Fee Claims have been paid in full. Fees owing to the applicable holder of a Professional Fee Claim shall be paid in Cash to such holder from funds held in the Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court or authorized to be paid under the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of

Professionals Pursuant to Sections 105(a), 330 and 331 of the Bankruptcy Code, Bankruptcy Rule 2016 and Local Rule 2016-2 [D.I. 184]; provided, that the Reorganized Debtors’ obligations with respect to Professional Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Fee Escrow Account. To the extent that funds held in the Fee Escrow Account are insufficient to satisfy the amount of accrued Professional Fee Claims, the holders of Professional Fee Claims shall have an Allowed Administrative Expense Claim for any such deficiency, which shall be satisfied in accordance with Section 2.1(a) of the Plan. No Liens, claims, or interests shall encumber the Fee Escrow Account in any way.

116.       Disclosure: Agreements and Other Documents. The Debtors have disclosed all material facts regarding, to the extent applicable, (a) the New Certificate of Incorporation and similar constituent documents, (b) the selection of directors and officers for the Reorganized Debtors, (c) the Restructuring Transactions described in Section 5.5 of the Prepackaged Plan and the Plan Supplement, (d) the New Common Stock, (e) the Warrants, (f) the Exit RBL Facility, (g) the Exit RBL Facility Documents, (h) the New NGL Agreement, (i) the other matters provided for under the Prepackaged Plan involving corporate action to be taken by or required of the Reorganized Debtors, and (j) all contracts, leases, instruments, releases, indentures and other agreements related to any of the foregoing.

117.       Geophysical Pursuit.  Entry of this Confirmation Order shall, subject to the Debtors’ payment to GPI (as defined below) of the Subject Fee (as defined below), constitute approval, pursuant to  Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of Debtor Bonanza Creek Energy Operating Company, LLC’s assumption of that certain Master Geophysical Data-Use License Agreement, dated as of April 24, 2012, by and between Geophysical Pursuit, Inc. (“GPI”) and Bonanza Creek Energy Operating Company, LLC, as may

be amended, supplemented or otherwise modified from time to time (the “GPI License Agreement”).  The assumption of the GPI License Agreement shall include all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects the GPI License Agreement.  The Debtors have, subject to payment of the Subject Fee, obtained the consent of GPI to the assumption of the GPI License Agreement and, therefore, Section 365(c)(1)(A) of the Bankruptcy Code does not prohibit the assumption of the GPI License Agreement set forth herein.  The Debtors are authorized to pay the Subject Fee to GPI upon the Effective Date.  For purposes of this paragraph, “Subject Fee” shall mean that fee agreed to by the Debtors and GPI set forth in a separate side letter executed by the Debtors and GPI dated March 23, 2017.

118.       Retention of Independent Auditor. Upon entry of this Order, Grant Thornton LLP is authorized to perform a review of the interim financial information of the Debtors as of and for the three-month period ended March 31, 2017 and to be retained and employed as the independent auditor for the Reorganized Debtors, which independent auditor would be permitted to provide the Reorganized Debtors with auditing services, reviews of interim financial information, and, without limitation, auditing the Reorganized Debtors’ financial statements and internal controls over financial reporting as of December 31, 2017 and for the period from the Effective Date to December 31, 2017.  The Debtors’ officers are authorized on behalf of the Debtors to execute any engagement letter or other document, or take and perform any further acts, to effectuate the retention of Grant Thornton LLP.  For the avoidance of doubt, no action by the Board, or any committee thereof, or the New Board, or any committee thereof, is required to be taken in order to authorize or approve the retention of Grant Thornton LLP by the Debtors or

Reorganized Debtors or the termination of the retention of the Debtors’ existing independent auditor.

119.       Cigna Contracts.   Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Schedules, other Plan Documents, this Confirmation Order, or any notice relating to the assumption of executory contracts or any notice of cure amount, any other document related to any of the foregoing or any other order of this Court: (a) on the Effective Date, the Cigna Contracts (as defined below) (including all  amendments, exhibits, schedules, certificates, banking agreements, renewal caveats and addendums related to the Cigna Contracts) will be irrevocably assumed by the Debtors pursuant to sections 105, 365(a) and 1123 of the Bankruptcy Code without the need or requirement of Cigna (as defined below) to file or serve any objection to a proposed cure amount, or a request, application, claim, Proof of Claim, proof or motion for payment or allowance of any Administrative Expense Claim; and (b) all terms, conditions, rights, claims (including claims by operation of subrogation), liabilities, obligations, defenses, limitations and exclusions set forth in, or arising pursuant to, any Cigna Contract (i) shall survive the Effective Date, (ii) shall not be amended, modified, waived, released, discharged or impaired in any respect as a result of the Disclosure Statement, the Plan, the Plan Schedules, other Plan Documents, this Confirmation Order, or any notice relating to the assumption of executory contracts or any notice of cure amount, any other document related to any of the foregoing or any other order of this Court and (iii) shall remain in full force and effect and subject to applicable non-bankruptcy law, and the Reorganized Debtors shall remain liable for all obligations thereunder regardless of whether they arise before or after the Effective Date. For purposes of this paragraph, (a) “Cigna” means, collectively, Cigna Health and Life Insurance Company, Life Insurance Company of North America and Cigna Behavioral Health,

Inc.; and (b) “Cigna Contracts” means (i) CHLIC Administrative Service Only Agreement (Account No. 3338656), effective 1/1/15, (ii) CHLIC Stop Loss Policy (Policy No. 3338656), effective 1/1/15, (iii) LINA Group Short-Term Disability Agreement for Administrative Services Only (Account No. SHD-962633), effective 1/1/15, (iv) LINA Group Life Insurance Policy No. FLX-966570, effective 1/1/15, (v) LINA Group Accident Insurance Policy No. OK-968092, effective 1/1/15, (vi) LINA Group Long-Term Disability Insurance Policy No. LK-964512, effective 1/1/15, and (vii) CBH Agreement for Life Assistance Program Services, effective 1/1/15.

120.       Silo Settlement. On the Effective Date, in accordance with the Silo Stipulation and Silo Order, the Debtors or the Reorganized Debtors, as the case may be, shall satisfy their obligations and fulfill their agreements set forth in the Silo Stipulation and Silo Order, which terms and provisions are hereby incorporated by reference into this Confirmation Order and Prepackaged Plan. In the event of any inconsistency between the terms and provisions of the Silo Stipulation and the Silo Order and this Confirmation Order or the Prepackaged Plan, then the terms and provisions of the Silo Stipulation and the Silo Order shall control. Notwithstanding anything in the Prepackaged Plan or this Confirmation Order to the contrary, the Equity Commitment Settlement Agreement shall not and shall be deemed not to modify, change or affect the Silo Stipulation or Silo Order.

121.       Equity Commitment Settlement Agreement. The terms and agreements set forth in the Equity Commitment Settlement Agreement attached hereto as Appendix B are hereby approved and incorporated by reference into this Confirmation Order. If there is any inconsistency between the terms and provisions of the Equity Commitment Settlement Agreement and this Confirmation Order or the Prepackaged Plan, then the terms and provisions of the Equity Commitment Settlement Agreement shall control. The Debtors and Reorganized Debtors, as applicable, are authorized in all respects, without further approval of the Court or any other party, to perform their obligations under the Equity Commitment Settlement Agreement. On the Effective Date, pursuant to the Equity Commitment Settlement Agreement and on the terms set forth therein, the Debtors shall issue to each of the Equity Commitment Parties, and each of the Equity Commitment Parties shall purchase, such Equity Commitment Party’s Pro Rata Portion (as defined in the Equity Commitment Settlement Agreement) of the Commitment Equity. Notwithstanding anything to the contrary contained in the Plan or this Confirmation Order, (a) any Equity Release Consent Notice delivered by any of the Equity Commitment Parties shall be null and void and of no force or effect and each of the Equity Commitment Parties shall be deemed to be a Releasing Party and to have consented to the releases under the Plan for all purposes and (b) none of the Equity Commitment Parties shall be an Excluded Party for purposes of the Plan, and each of the Equity Commitment Parties shall be entitled to their Ratable Share of the Settlement Consideration as set forth in Section 3.2(g) of the Plan.

122.       Binding Effect. The Prepackaged Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former holders of Claims against the Debtors or Interests in the Debtors and their respective heirs, executors, administrators, successors and assigns.

123.       Governing Law. Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, other federal law or the Local Rules is applicable, or to the extent the Prepackaged Plan, an exhibit or a schedule hereto, a Plan Document or any settlement incorporated therein provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit, schedule, Plan Document or settlement, as applicable), the rights, duties and obligations arising under the Prepackaged Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

124.       Plan Modifications. The Prepackaged Plan and the Plan Documents may be amended, modified, or supplemented by the Debtors, subject to the consent rights set forth in the Restructuring Support Agreement, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Court. In addition, after the entry of this Confirmation Order, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims and Allowed Interests pursuant to the Prepackaged Plan, the Debtors, subject to the consent rights set forth in the Restructuring Support Agreement, may remedy any defect or omission or reconcile any inconsistencies in the Prepackaged Plan, the Plan Documents, or this Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of the Prepackaged Plan, and any holder of a Claim or Interest that has accepted the Prepackaged Plan shall be deemed to have accepted the Prepackaged Plan and Plan Documents as so amended, modified, or supplemented. Notwithstanding anything herein or in the Prepackaged Plan to the contrary, prior to the Effective Date, the Debtors, subject to the consent rights set forth in the Restructuring Support Agreement, may make appropriate technical adjustments and modifications to the Prepackaged Plan and Plan Documents without further order or approval of the Court; provided, that such adjustments and modifications do not materially adversely affect the treatment of holders of Claims or Interests under the Prepackaged Plan.

125.       Notice of Entry of Confirmation Order. The Reorganized Debtors shall serve notice of entry of this Confirmation Order in substantially the form annexed hereto as Appendix C (the “Notice of Confirmation Order”) on all holders of Claims and Interests, the United States Trustee for the District of Delaware and other parties in interest by causing the Notice of Confirmation Order to be mailed to such parties by first-class mail, postage prepaid, within two Business Days after the entry of this Confirmation Order. The Notice of Confirmation Order shall also be posted on the Debtors’ case information website (located at https://cases.primeclerk.com/bcei). Such notice is adequate under the particular circumstances and is approved and no other or further notice is necessary.

126.       Substantial Consummation. On the Effective Date, the Prepackaged Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

127.       References to Plan Provisions. The failure to include or specifically describe or reference any particular provision of the Prepackaged Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision nor constitute a waiver thereof, it being the intent of the Court that the Prepackaged Plan be approved and confirmed in its entirety.

128.       Findings of Fact. The determinations, findings, judgments, decrees and orders set forth and incorporated herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. Each finding of fact set forth or incorporated herein, to the extent it is or may be deemed a conclusion of law, shall also constitute a conclusion of law. Each conclusion of law set forth or incorporated herein, to the extent it is or may be deemed a finding of fact, shall also constitute a finding of fact.

129.       Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule or statement with the Court or the Office of the U.S. Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the U.S. Trustee), is hereby waived as to any such list, schedule or statement not filed as of the entry of this Confirmation Order.

130.       Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or other governmental authority with respect to the implementation or consummation of the Prepackaged Plan and Disclosure Statement, any documents, instruments or agreements (including the Plan Documents) and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Prepackaged Plan and the Disclosure Statement.

131.       Documents, Mortgages and Instruments. Each federal, state, commonwealth, local, foreign or other governmental agency is hereby authorized to accept any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement or consummate the transactions, including the Restructuring Transactions, contemplated in the Prepackaged Plan and this Confirmation Order.

132.       Conflicts Between Confirmation Order, Plan Supplement, Plan Documents and Plan. Other than as specifically set forth in this Confirmation Order, in the event of an inconsistency between the Plan and any Plan Document, or between the Plan and the Disclosure Statement, the Plan shall control. The provisions of the Prepackaged Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any provision of the Prepackaged Plan and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern over the provisions of the Prepackaged Plan and any such provision of this Confirmation Order shall be deemed a modification of the Prepackaged Plan and shall control and take precedence.

133.       Reversal/Stay/Modification/Vacatur of Order. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order, the Prepackaged Plan, the Plan Documents, or any amendments or modifications to the foregoing.

134.       Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

Appendix A

The Prepackaged Plan

Appendix B

Equity Commitment Settlement Agreement

Appendix C

Notice of Confirmation